Exhibit 99.77(q)(1)

ITEM 77Q-1 Exhibits

(a)(1)	Certificate of Amendment of Certificate of Trust (establishment of Class A Shares for Voya Investment Grade Credit Fund) effective May 12, 2016 – Filed herein.

(a)(2)	Certificate of Amendment of Certificate of Trust (establishment of Class I Shares for Voya Investment Grade Credit Fund) effective May 12, 2016 – Filed herein.